UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

authID Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

authID Inc.

2023

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

*, 2023

at 10:00 a.m. Eastern Time

Virtual Meeting to be Held by Webcast

authID Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON *, 2023

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of authID Inc. (“authID” or the “Company”) will be held virtually by webcast, on *, 2023, at 10:00 a.m. Eastern Time, to consider the below proposals. As in recent years, in order to provide safe and expanded access, improved communication, reduced environmental impact and cost savings, the Annual Meeting will be held in a virtual meeting format at https://edge.media-server.com/mmc/p/ki9r33k7.

1.	To elect the seven director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023;

3.	To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of our board of directors before June 30, 2024 without further approval or authorization of our stockholders (the “Reverse Split Proposal”). The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (The form of the proposed amendment to our charter to effect the reverse stock split is attached as Exhibit A to this proxy statement);

4.	To approve and ratify the authorization of an additional 2,900,000 shares of common stock for issuance under the 2021 Equity Incentive Plan; and

5.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” the directors set forth in Proposal 1 and “FOR” Proposals 2, 3 and 4. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting.

As we did for the 2022 Annual Meeting, in order to provide safe and expanded access, improved communication, reduced environmental impact and cost savings we are pleased that for this year’s Annual Meeting we will again be hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions prior to and during the meeting by visiting: https://edge.media-server.com/mmc/p/ki9r33k7 at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting.

We are pleased to embrace the latest technology to provide safe and expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. If you plan to attend the meeting virtually on the Internet, please follow the registration instructions as outlined in this proxy statement.

However, whether or not you plan to attend the meeting virtually, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, please provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting virtually and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held *, 2023. In addition to the copies you have received, the Proxy Statement and our 2022 Annual Report on Form 10-K to Stockholders are available at: www.investorvote.com/AUID.

By Order of the Board of Directors

/s/ Joseph Trelin
Joseph Trelin
Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING VIRTUALLY, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

authID Inc.
1385 S. Colorado Blvd.,

Building A, Suite 322,

Denver, CO 80222
516-274-8700

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of authID Inc. (“authID” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held virtually via webcast on *, 2023, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about *, 2023.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock virtually in person, or by delivering to the Corporate Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on *, 2023, will be entitled to receive notice of, attend virtually and vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

authID Inc. has furnished these materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on *, 2023, at 10:00 a.m. Eastern virtually via webcast. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about *, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://edge.media-server.com/mmc/p/ki9r33k7. You also will be able to vote your shares online by going to www.investorvote.com/AUID.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10.00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

Prior to the commencement of the meeting please go to https://edge.media-server.com/mmc/p/ki9r33k7. There you will be asked to register with your name, e-mail address and company details – or if none insert “Individual”.

We encourage stockholders to vote prior to the meeting but if you wish to vote on the day of the meeting you will be able to vote your shares online by going to www.investorvote.com/AUID and please follow the instructions in “How to Vote” below and on your Proxy Card.

Why are you holding a virtual meeting instead of a physical meeting?

In order to provide safe and expanded access for all stockholders, improved communication, reduced environmental impact and cost savings we are very pleased that for this year’s Annual Meeting will again be hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions prior to and during the meeting by visiting: https://edge.media-server.com/mmc/p/ki9r33k7at the meeting date and time described in the accompanying proxy statement. You will be able to vote your shares electronically by going to www.investorvote.com/AUID. There is no physical location for the Annual Meeting. If you plan to attend the meeting virtually on the Internet, please follow the registration instructions as outlined in this proxy statement.

Notice of Internet Availability (Notice and Access)

Instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing proxy materials via the Internet. This reduces both the costs and the environmental impact of sending our proxy materials to our shareholders. If you received a “Notice of Internet Availability,” you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone.

If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included on the documents you received. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on the documents you received. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual shareholder meetings.

The Notice of Internet Availability is first being sent to shareholders on or about *, 2023. Also on or about *, 2023, we will first make available to our shareholders this Proxy Statement and the form of proxy relating to the 2023 Annual Meeting filed with the SEC on *, 2023.

What is included in these materials?

These materials include:

●	this Proxy Statement for the Annual Meeting; and

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

What is the proxy card?

The proxy card enables you to appoint Rhoniel A. Daguro, our Chief Executive Officer, and Graham Arad, our General Counsel, as your representatives at the Annual Meeting. By completing and returning a proxy card, or by voting electronically or by telephone you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card (or submitted electronically or by telephone). This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including:

(i)	the election of seven persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(ii)	ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023;

(iii)	approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of our board of directors before June 30, 2024 without further approval or authorization of our stockholders (the “Reverse Split Proposal”). The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (The form of the proposed amendment to our charter to effect the reverse stock split is attached as Exhibit A to this proxy statement); and

(iv)	approval and ratification of the authorization of an additional 2,900,000 shares of common stock for issuance under the 2021 Equity Incentive Plan.

In addition, management will respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were * shares of authID common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least * votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Our stockholders may hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

How can I get electronic access to the proxy materials?

In addition to the copies of this proxy that you may receive, the Notice of Internet Availability provides you with instructions regarding how to:

●	view the Company’s proxy materials for the Annual Meeting on the Internet at https://www.investorvote.com/AUID;

●	request hard copies of the materials; and

●	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If on *, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered a stockholder of record with respect to those shares, and the Notice of Internet Availability, or Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares via the Internet or by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on *, 2023, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability or the enclosed Proxy Card.

●	By Telephone. You may vote by calling the toll free number found on the Proxy Card.

●	By Mail. You may vote by completing, signing, dating and returning your Proxy Card in the pre-addressed, postage-paid envelope provided.

●	In Person Virtually. You may attend and vote at the Annual Meeting virtually. When you log on to the Webcast there will be instructions about how to vote.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability or the enclosed Proxy Card.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

●	In Person Virtually. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. When you log on to the Webcast there will be instructions about how to vote.

How will my vote be counted if I have not yet exchanged my stock certificate for new Common Shares?

On June 14, 2021 we completed a 1-for-30 reverse stock split of our shares of common stock. At that time all stockholders were notified and encouraged to exchange their old paper stock certificates for new shares of common stock in electronic book entry form. If you have not yet exchanged your certificate you will still be able to vote your shares and your votes will be counted on a “as exchanged”, post-split basis. That is to say to say you will get 1 vote for every 30 shares represented by a stock certificate as of the record date *, 2023.

We encourage you to exchange your old paper certificate for new electronic shares, using the exchange form provided. If you have lost your certificate or the exchange form, or have any questions about the exchange process, please contact Computershare at +1-800-368-5948 (U.S.) +1-781-575-4223 (Outside the US), via the website http://www.computershare.com/ or by e-mail to web.queries@computershare.com.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers (see What happens if I do not give specific voting instructions). As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but not on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

●	for election of the seven director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

●	for ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023;

●	for the Reverse Split Proposal; and

●	for the approval and ratification of the authorization of an additional 2,900,000 shares of common stock for issuance under the 2021 Equity Incentive Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

Only one copy of the Company’s Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ending December 31, 2022 or this Proxy Statement, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ending December 31, 2022 or this Proxy Statement, as applicable. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to authID Inc.,1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559; Attention: Corporate Secretary.

Interest of Officers and Directors in matters to be acted upon

Except for the election to our Board of the nominees set forth herein, and the right for Mr. Daguro and Mr. Szoke to receive additional option grants following the authorization of additional shares to be issued under the 2021 Equity Incentive Plan, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of authID’s outstanding common stock, the Company’s directors, the Company’s executive officers, and the directors and executive officers as a group as of May 5, 2023, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

		Number of
		Shares of Common		Percentage of Common
Name	Position	Stock		Stock (1)
Officers and Directors
Rhoniel A. Daguro	Director, CEO	533,056	(2)	2.0%
Thomas R. Szoke	Director, CTO	839,998	(3)	3.2%
Michael C. Thompson	Director	299,000	(4)	1.2%
Michael L. Koehneman	Director	90,129	(5)	0.4%
Jacqueline L. White	Director	78,129	(6)	0.3%
Hang Thi Bich (Annie) Pham	CFO	43,740	(7)	0.2%
Ken Jisser	Director	33,813	(8)	0.1%
Joseph Trelin	Director	1,800	(9)	0.0%
Total Officers and Directors		1,919,665		7.4%

5% Stockholders
Stephen J. Garchik	Stockholder	2,619,182	(10)	9.9%
Andras Vago	Stockholder	1,578,942	(11)	6.1%
Philip R. Broenniman	Stockholder	1,484,633	(12)	5.6%

Total 5% Stockholders		5,682,757		21.6%

Total Officers, Directors and 5% Stockholders		7,602,423		29.0%

(1)	Applicable percentage ownership is based on 25,864,437 shares of common stock outstanding as of May 5, 2023. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2)	Comprises a stock option to acquire 2,455,000 shares of common stock at an exercise price of $0.397 per share, which vesting over three years, subject to earlier vesting on upon meeting performance criteria, of which 533,056 will be vested as of July 4, 2023.

(3)	Includes (i) 365,000 shares of common stock, (ii) 100,000 shares of common stock held by Mrs. Szoke, (iii) a stock option to acquire 333,333 shares of common stock at an exercise price of $13.50 per share, (iv) a stock option to acquire 33,334 shares of common stock at an exercise price of $7.20 per share, and (iv) a stock option to acquire 100,000 shares of common stock at an exercise price of $0.33 per share which vesting over three years, subject to earlier vesting on upon meeting performance criteria, of which 8,331 will be vested as of July 4, 2023.

(4)	Includes (i) 299,000 shares of common stock, and (ii) a stock option to acquire 100,000 shares of common stock at an exercise price of $0.33 per share which vest over a three-year period after each Annual Meeting subject to continued service.

(5)	Includes (i) 11,772 shares of common stock, (ii) 228 shares of common stock held by Mrs. Koehneman, (iii) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80 per share, which vest over a three-year period after each Annual Meeting subject to continued service, of which 41,667 are vested, (iv) a stock option to acquire 10,238 shares of common stock at $15.16 per share, and (v) a stock option to acquire 34,966 shares of common stock at $3.03 per share that vest on a monthly basis over 12 months from September 20, 2022

(6)	Includes (i) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80 per share, which vest over a three-year period after each Annual Meeting subject to continued service, of which 41,667 are vested, (ii) a stock option to acquire 10,238 shares of common stock at $15.16 per share, and (iii) a stock option to acquire 34,966 shares of common stock at $3.03 per share that vest on a monthly basis over 12 months from September 20, 2022.

(7)	Includes (i) a stock option to acquire 350,000 shares of common stock at an exercise price of $2.41 per share vesting over a four-year period and subject to certain performance vesting criteria, of which 43,740 shares will be vested as of July 4, 2023, and (ii) a stock option to acquire 60,000 shares of common stock at an exercise price of $0.79 per share vesting December 31, 2023.

(8)	Includes (i) 6,785 shares of common stock, (ii) a Convertible Note convertible into 27,028 shares of common stock, and (iii) a stock option to acquire 100,000 shares of common stock at an exercise price of $0.33 per share which vest over a three-year period after each Annual Meeting subject to continued service.

(9)	Includes (i) 1,800 shares of common stock, and (ii) a stock option to acquire 100,987 shares of common stock at an exercise price of $3.13 per share, which vest over a three-year period after each Annual Meeting subject to continued service.

(10)	Includes (i) 2,040,754 shares of common stock held by Mr. Garchik personally, (ii) 78,175 shares of common stock held by Marla Garchik, Mr. Garchik’s wife, (iii) 166,667 shares of common stock held by the Garchik 2019 Irrevocable Trust (“2019 Trust”) of which Mr. Garchik is a trustee and beneficiary, (iv) 11,667 shares of common stock held by Garchik Universal Limited Partnership, which Mr. Garchik jointly controls with his sister, (v) 89,306 shares of common stock held by the Marla Garchik 2020 Irrevocable Trust (the “2020 Trust”) of which Mr. Garchik is a beneficiary, (vi) a common stock purchase warrant to acquire 83,334 shares of common stock at $4.50 per share held by the 2019 Trust, and (vii) a Convertible Note convertible into 270,271 shares of common stock. In accordance with Rule 13d-4 under the Exchange Act, Mr. Garchik disclaims beneficial ownership of 120,992 shares of common stock, since the amount of shares of common stock into which his Warrants and Convertible Notes are each exchangeable or convertible is limited pursuant to the terms thereof, to that amount which would result in Mr. Garchik having beneficial ownership of shares of common stock not exceeding 9.99% of all of the outstanding shares.

(11)	Includes 106,667 shares held by Multipolaris Corporation, 832,275 shares held by Interpolaris Pte. Ltd. and 640,000 held by MP Informatikai Kft. Mr. Vago is an officer and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

(12)	Includes (i) 181,636 shares of common stock, (ii) a stock option to purchase 555,556 shares of common stock at a price of $2.10 per share, (iii) a stock option to purchase 383,334 shares of common stock at a price of $7.20 per share which vest upon meeting performance criteria. The performance criteria have not been met as of May 5, 2023 (iv) common stock purchase warrants to acquire 11,667 shares of common stock at $4.95 per share and 8,750 shares of common stock at $2.64 per share, (v) a Convertible Note convertible into 27,028 shares of common stock, and (vi) 429,725 shares of common stock and a Convertible Note convertible into 270,271 shares of common stock held by Varana Capital Focused L.P. (“VCFLP”). Mr. Broenniman is the Managing Partner of Varana Capital, LLC, which, in turn, is the investment manager of and has dispositive control over the shares held by VCFLP. By virtue of these relationships, in addition to the shares he holds personally, Mr. Broenniman may be deemed to beneficially own the shares held by VCFLP.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position (s) and Offices Held
Rhoniel A. Daguro	48	Director and Chief Executive Officer

Joseph Trelin (1)(3)	62	Chairman of the Board of Directors

Hang Thi Bich Pham (Annie)	47	Chief Financial Officer

Ken Jisser	46	Director

Michael L. Koehneman* (1)(2)	62	Director

Thomas R. Szoke	58	Director and Chief Technology Officer

Michael C. Thompson (2)(3)	62	Director

Jacqueline L. White* (1)(3)	59	Director

*	denotes Committee Chair

(1)	Audit Committee

(2)	Governance Committee

(3)	Compensation Committee

Rhoniel A. Daguro

Mr. Daguro joined our company as a director on March 9 2023 and was appointed CEO on March 23, 2023. He has over 20 years of sales, marketing, technology, and venture capital experience. He has built multiple profitable software and professional services firms. Most recently, from 2018 to 2022, he served as the Chief Revenue Officer of Socure Inc. Prior to that, Mr. Daguro held various executive sales positions with Persistent Systems, Hortonworks, and Oracle.

Joseph Trelin

Mr. Trelin joined our company as a Director on April 18, 2022 and became Chairman of the Board on March 16, 2023. Mr. Trelin, is a senior, creative business and product leader, technologist and entrepreneur. Since June 2021, Mr. Trelin has served in a consultant capacity advising start-ups to mid-size companies on operations, product strategy and growth. From January 2016 to July 2019, Mr. Trelin served as the Chief Platform Officer of Clear Secure Inc. Mr. Trelin served as the VP Product, Digital Products at NBCUniversal, Inc. from January 2015 through January 2016 and in various roles including as Product Management & Technology Business Leader and General Manager for Amazon.com, Inc. from January 2009 to January 2015. Mr. Trelin also previously served as the Vice President, Product Development and IT for Standard and Poor’s. Mr. Trelin received a Masters Equivalent in Computer Science from Hofstra University and a BA in Sociology from the State University of New York Albany.

Annie Pham

Mrs. Hang Thi Bich Pham (“Annie”) serves as Chief Financial Officer of the Company since June 21, 2022. Mrs. Pham has served in senior finance leadership roles in the technology sector, most recently at SonicWall, Inc, where she served as Chief Accounting Officer from 2017 to the present. From 2014 to 2017, Mrs. Pham served as Vice President of Finance at Applied Micro Circuits Corporation (acquired by MACOM Technology Solutions Holding and from 2008 to 2014 as Director, Assistant Corporate Controller at Broadcom (formerly Avago), where she scaled Avago’s global financial function to meet the requirements of a publicly traded and high-growth company with revenues growing from $1+billion to $2+billion over a three-year period. Mrs. Pham earned her MBA at the University of Sydney, Australia. She is a Licensed Certified Public Accountant (active) in the state of California.

Ken Jisser

Mr. Jisser joined authID as a Director on March 9, 2023. He is the Founder & CEO of The Pipeline Group, Inc., a technology-enabled services company that aims to deliver business results for companies looking to build predictable and profitable pipeline. Mr. Jisser founded the company in his garage in 2017, and it reached #415 among the fastest growing private companies in America, according to Inc. Magazine rankings published in 2021. Prior to that, Mr. Jisser served as GTM Advisor at Druva Inc., where he rebuilt the global inside sales team.

Michael L. Koehneman

Mr. Koehneman joined our company as a Director on June 9, 2021. Mr. Koehneman previously held various positions at Pricewaterhouse Coopers, a global accounting firm, through 2020, including the Global Advisory Chief Operating Officer and Human Capital Leader from 2016 through 2019, the U.S. Advisory Operations Leader from 2005 through 2016 responsible for the oversight of Advisory services for PwC, including business unit performance, finance, investments, human resources, acquisitions, and administration, and the Lead Engagement Partner for Financial Statement Audits and Internal Control and Security Reviews from 1993 through 2004 for several public and private company audits. Since 2020 he has also served as a director and member of the Audit Committee of Aspen Group, Inc.

Thomas R. Szoke

Mr. Thomas Szoke is a co-founder of AuthID and has over 35 years of executive management, solutions engineering, and operations management experience in Government Security, Identity Access Management and SaaS solutions industries. He rejoined the Company as a Director on March 9, 2023 and was appointed as Chief Technology Officer on April 12, 2023. Mr. Szoke previously served as a Director and the Company’s Chief Solutions Architect and has held several other executive positions since its inception, from 2013 through 2021. He has also expanded the Company’s market presence and product portfolio through technological innovation and global strategic partnerships. Mr. Szoke has been issued several US and international patents focused on identity solutions and has pioneered the concept and development of different product lines for the Company including its Multi-Factor Out-of-Band Identity and Transaction Authentication Platform. Since 2021, he has been an independent consultant for the Company and others.

Michael C. Thompson

Mr. Thompson joined the Company as a Director on March 9, 2023. He has over 38 years of domestic and international experience in publicly traded and private equity backed consumer and commercial businesses. Since 2022, Mr. Thompson has been a partner at Hemingway Capital, an operationally focused private equity firm. Previously, he served as Chief Executive Officer for companies in the bedding (Corsicana Mattress from 2018 to 2022), polyurethane foam and pet products industries and was an operating executive for two leading middle-market private equity firms. Mr. Thompson has also held executive positions with Rubbermaid Commercial Products, Merillat Industries, a division of Masco Corporation, and Black+Decker, and began his career with Sunbeam Appliance Company.

Jacqueline L. White

Ms. White joined our company as a Director on June 9, 2021. Ms. White has been a leader in enterprise technology software and IT consulting for the past 25 years. Ms. White has held global positions at SAP, Oracle, and Accenture, always leading diverse, high performing organizations around the world. After leading the Banking & Capital Markets line of business of DXC Technology Co. (NYSE: DXC) as Senior Vice President and Practice Lead from September 2019 to January 2021, Ms. White recently joined in January 2021 the Executive Management Team of Temenos AG (Six: TEMN), a company specializing in enterprise software for banks and financial services, as the President of the Americas Region. From January 2018 through September 2019, Ms. White served as the Chief Revenue Officer of Saltstack, a VM Ware Company, and from January 2015 through January 2018 as Global Senior Vice President Global FSI Consulting for SAP (NYSE: SAP). Prior to joining SAP, Ms. White held various positions with Accenture Services Pvt. Ltd., Oracle, BearingPoint and Novell. Ms. White was named by Utah Business Magazine as “Top Executives to Watch” in July 2020. Ms. White received a BA in Comparative Literature from Brigham Young University and a Leadership Certificate from Boston University.

Board & Committees

Board meetings during calendar year ended 2022

During 2022, the Board of Directors held seven meetings as well as committee meetings, as outlined below. Each director then in office attended all of the meetings of the Board and all of the meetings held by all committees on which such director served, apart from one meeting which one director was not able to attend. The Board also approved certain actions by unanimous written consent.

Committees established by the Board

The Board of Directors has standing Audit, Compensation, and Governance Committees. Information concerning the function of each Board committee follows.

Audit Committee

The Audit Committee is responsible for overseeing management’s implementation of effective internal accounting and financial controls, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls, reviewing the results of our audit performed by the independent public accountants, and evaluating and selecting the independent public accountants. The Audit Committee has adopted an Audit Committee Charter which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. The Board has designated the Chair of the Committee as the “audit committee financial expert” as defined by the SEC. During 2022, the Audit Committee held six meetings. The Committee also approved certain actions by unanimous written consent.

Compensation Committee

The Compensation Committee determines matters pertaining to the compensation of our named executive officers and administers our stock option and incentive compensation plans. The Compensation Committee has adopted a Compensation Committee Charter which is posted on our which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. During 2022, the Compensation Committee held three meetings and also approved certain actions by unanimous written consent.

Governance Committee

The Governance Committee is responsible for considering potential Board members, nominating Directors for election to the Board, implementing the Company’s corporate governance policies, recommending compensation for the Board and for all other purposes outlined in the Governance Committee Charter, which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. During 2022, the Governance Committee held two meetings also approved certain actions by unanimous written consent.

Nomination of Directors

As provided in its charter, the Governance Committee is responsible for identifying individuals qualified to become directors. The Governance Committee seeks to identify director candidates based on input provided by a number of sources including (1) the Governance Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

●	high personal and professional ethics and integrity;

●	the ability to exercise sound judgment;

●	the ability to make independent analytical inquiries;

●	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

●	the appropriate and relevant business experience and acumen.

Board Diversity

The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, age, race and ethnicity) should be a consideration in Board succession planning and recruiting. In recent years, the Governance Committee has taken this priority to heart in its nominations process, and the diversity of the Board has grown significantly. One of the seven current members of the Board is female and two self identify as an underrepresented minority satisfying The Nasdaq Stock Market, LLC Listing Rules’ (the “NASDAQ Listing Rules”) objective for listed companies to have at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresented minority or LGBTQ+. The chart below provides certain information regarding the diversity of the Board as of May 5, 2023.

Board Diversity Matrix as of May 5, 2023
Total Number of Directors	8
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	1	6	-
Part II: Demographic Background
African American or Black	-	-	-
Alaskan Native or Native American	-	-	-
Asian	-	1	-
Hispanic or Latinx	-	1	-
Native Hawaiian or Pacific Islander	-	-	-
White	1	5	-
Two or More Races or Ethnicities	-	-	-
LGBTQ+	0	0	0

Board Leadership Structure and Role in Risk Oversight

The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

In June 2021, the Board elected to separate the role of Chief Executive Officer and Chairman of the Board of Directors. Currently, Mr. Daguro serves as the Chief Executive Officer and Mr. Trelin serves as the Chairman of the Board. The Board believes that the separation of the Chairman of the Board and CEO roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers among our CEO and the Chairman of the Board facilitates the active participation of all directors and enables the Board to provide more effective oversight of management. In addition, the Board believes that this separation enables our CEO to focus on the management and operations of our business and the development and implementation of strategic initiatives, while our Chairman of the Board leads the Board in the performance of its responsibilities.

The Board, led by the Audit Committee, is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board at Board meetings include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility.

Legal Proceedings

There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To our knowledge, none of our directors and executive officers has at any time been subject to any proceedings:

●	that were initiated by any regulatory, civil or criminal agency

●	in which claims alleging fraud were asserted and seeking damages in excess of $100,000

Code of Ethics

We have adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) that applies to all directors and officers, which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. The Code of Ethics describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the code; and

●	accountability for adherence to the Code of Ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of our common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one filing was inadvertently made late by Mr. Broenniman and Mr. Gorriz.

Compensation of Directors

The following table sets forth the compensation of non-management Directors earned during the year ended December 31, 2022.

	Fees Paid in Cash ($)	Stock Awards ($)	Total ($)

Philip Kumnick	15,500	659,000	674,500
Chairman of the Board, Former CEO and President (1)(2)

Philip Broenniman	11,000	820,000	831,000
Board Member, Former President (1)(2)

Michael Gorriz	15,000	234,000	249,000
Board Member (2)

Michael Koehneman	16,000	234,000	250,000
Board Member

Neepa Patel	16,000	129,000	145,000
Board Member (2)

Joseph Trelin	14,000	113,000	127,000
Board Member

Jacqueline White	17,500	234,000	251,500
Board Member

In May 2021, the Board resolved to adopt a new compensation policy for non-management directors, comprising the following:

●	On appointment as a new director, each director shall receive a grant of options having a Black Scholes value of $270,000, subject to three- year vesting, one-third earned after each Annual Meeting. If the director does not serve for at least three years, then they will lose a proportionate part of the award.

●	After each Annual Meeting, commencing with the first Annual Meeting at which a director is re-elected to the Board, each director would receive a grant of options having a Black Scholes value of $90,000, subject to one year vesting (one twelfth earned each month). If the director does not serve the full year, then they will lose a proportionate part of the award.

In May 2022, the Board approved that the Compensation Plan be amended as follows:

●	For attendance at each Board or Committee meeting of the Company, each director, who is not a committee chair, shall receive the sum of $2,000.

●	For attendance at each Board or Committee meeting of the Company, each director, who is a committee chair shall receive the sum of $2,500.

●	For attendance at each Board or Committee meeting of the Company, which lasts more than 2 hours, in lieu of the above sums, each director shall receive the sum of $1,000 per hour duration of such meeting.

●	When Board and Committee meetings are held on the same day, the meetings shall be treated as a single meeting for the purpose of determining compensation.

●	Payment shall be made quarterly in arrear in the month following completion of each fiscal quarter commencing July 2022 for the 2nd quarter.

(1)	Mr. Philip Kumnick served as CEO and President and Mr. Phillip Broenniman served as President of the Company through the middle of June 2021. The Company granted Mr. Kumnick stock options to acquire 583,333 shares of common stock that vest upon the achievement of certain market capitalization thresholds or performance conditions. In November 2021, Mr. Kumnick agreed to cancel 300,000 of these stock options in consideration of removing certain service conditions. The Company granted Mr. Broenniman stock options to acquire 583,333 shares of common stock that vest upon the achievement of certain market capitalization thresholds or performance conditions. In November 2021, Mr. Broenniman agreed to cancel 200,000 of these stock options in consideration of removing certain service conditions. On his appointment to the Board of Directors, Mr. Kumnick received a grant of an option to purchase 100,000 shares of common stock vesting in equal parts over three years, or earlier in the event of a change of control of the Company (as defined in the option grant). In March 2020, the Company entered into a restricted stock purchase agreement with Phillip Kumnick, providing Mr. Kumnick with the right to acquire 50,000 shares of common stock at par value subject to the Vesting Criteria (as defined in the stock purchase agreement). On Philip Broenniman’s appointment, the Company entered into a restricted stock purchase agreement with him, providing Mr. Broenniman with the right to acquire 50,000 shares of common stock at par value subject to the Vesting Criteria. The Vesting Criteria were met in 2021 and as a result the Company recorded a restricted stock expense of $127,500 each for Mr. Phillip Kumnick and Mr. Philip Broenniman.

(2)	Resigned March 9, 2023

EXECUTIVE COMPENSATION

Executive Compensation

The below table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officers or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Stock	Option	Non-Equity Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Title	Year	($)	($)	($)	($)	($)	($)	($)

Phillip Kumnick	2022	-	-	-	-	-	-	-
Chairman of the Board, Former CEO and President (1)	2021	65,939	-	127,500	2,201,498	-	-	2,394,937

Thomas Thimot	2022	325,000		-	-	-	5,271	330,253
CEO (2)	2021	168,542	-	-	5,272,000	75,000	-	5,515,542

Cecil Smith III	2022	275,000	-	-	437,650	-	6,198	718,848
President and CTO (3)	2021	140,073	50,000	-	2,636,000	75,000	-	2,901,073

Thomas Szoke	2022	-	-	-	-	-	-	-
Chief Solutions Architect and Former Director (4)	2021	252,083	-	-	138,000	206,250	305,000	901,333

Stuart Stoller	2022	110,681	-	-	-	-	-	110,681
CFO (5)	2021	237,500	-	500,000	414,000	393,750	-	1,545,250

Hang Thi Bich Pham	2022	147,019	25,000	-	768,170	-	3,025	943,214
CFO (6)	2021	-	-	-	-	-

(1)	Mr. Kumnick was hired as Chief Executive Officer on May 22, 2020 and as part of his compensation package was granted 1,111,111 stock options (“2020 Stock Options”) of which 20% vest at grant date and the balance vest subject to performance conditions. As of December 31, 2021, all of Mr. Kumnick’s 2020 Stock Options were vested and exercisable as the performance obligations were met in 2021 for the 2020 Stock Options. In December 2019, Mr. Kumnick was granted 100,000 stock options (66,667 vested) in connection with his appointment to the Board of Directors. In May 2021, Mr. Kumnick was granted an additional 583,333 stock options (“2021 Stock Options”) of which 9,018 were vested and vesting of the remainder of which is subject to performance conditions. In November 2021, Mr. Kumnick agreed to cancel 300,000 of the 2021 Stock Options. None of such 300,000 2021 Stock Options were vested and included in the Executive Compensation table is the grant date fair value of the remaining 2021 stock options net of the amount canceled. Additionally, in March 2020, Mr. Kumnick was granted 50,000 shares of restricted stock that vested in 2021 upon attainment of the performance conditions. The stock option and restricted stock aggregate grant date fair value in 2020 were approximately $1,268,000 and $127,500 respectively. The restricted stock award of $127,500 was earned and reported in 2021 as the performance conditions were met. Mr. Kumnick has not exercised or realized a gain on any of these options or realized a gain on the remaining stock award shares as of the date of this report. Mr. Kumnick resigned on June 13, 2021 as the Company’s CEO but continued to serve on the Board of Directors as Chairman of the Board, until his resignation on March 9, 2023.

(2)	Mr. Thomas Thimot was hired as Chief Executive Officer on June 14, 2021. Mr. Thimot and the Company entered into an Offer Letter pursuant to which Mr. Thimot will earn an annual salary of $325,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021, which was finally determined to be $75,000 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. The Compensation Committee approved a bonus of $75,000 for 2021 on January 25, 2022. Additionally, Mr. Thimot was granted an option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. The aggregate grant date fair value of Mr. Thimot’s stock options was $5,272,000. Mr. Thimot has not exercised or realized a gain on his vested stock options as of the date of the submission of this report. All other compensation is primarily the Company’s 401(k) match for the fiscal year 2022. Mr. Thimot tendered his resignation as CEO on March 6, 2023, which became effective on the appointment of his successor on March 23, 2023.

(3)	Mr. Smith was hired as President and CTO on June 14, 2021. Mr. Smith and the Company entered an into an Offer Letter pursuant to which Mr. Smith will earn an annual salary of $275,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021, which was finally determined to be $75,000. The Compensation Committee approved a bonus of $75,000 for 2021 on January 25, 2022. In addition, Mr. Smith received a bonus of $50,000 after 90 days of service. Additionally. Mr. Smith was granted an option to acquire 600,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. The aggregate grant date fair value of Mr. Smith’s stock options was $2,636,000. In March 2022, Mr. Smith was granted an option to acquire 150,000 shares of common stock at an exercise price of $2.83 per share for a term of ten years which will vest over one year period with grant date fair value of approximately $362,000. In December 2022, Mr. Smith was granted an option to purchase 100,000 shares of common stock at an exercise price of $0.79 per share for a term of ten years which will vest over one year period at the aggregate grant date fair value of $76,000. Mr. Smith has not exercised or realized a gain on his vested stock options as of the date of the submission of this report. Mr. Smith left the Company as of February 15, 2023 and his unvested stock options lapsed at that time. All other compensation is primarily the Company’s 401(k) match for the fiscal year 2022. On February 15, 2023, Mr. Smith ceased to be and employee and President and CTO.

(4)	Mr. Szoke was the Chief Solutions Architect and former Director of the Company. Mr. Szoke retired in November 2021 and received an agreement to receive $305,000 over the ensuing year in lieu of his executive retention agreement. Additionally, the Company accelerated the vesting of the stock options granted in 2021. Mr. Szoke has not exercised or realized a gain on any of his vested stock options as of the date if the submission of this report. Mr. Szoke was reappointed as a Director of the Company on March 9, 2023.

(5)	Mr. Stoller was hired on January 31, 2017 and as part of his compensation package was granted 166,667 stock options which vest over three years and 166,667 shares of restricted stock which shares vest upon attainment of certain performance criteria. In May 2021, Mr. Stoller was granted 100,000 stock options which each vest over three years. The aggregate grant date fair value of the 2021 stock options were $414,000. As of December 31, 2021, 194,445 of the stock options granted were vested and exercisable and the restricted stock (166,667 common shares) vested in 2021 as a result of satisfaction of the performance conditions. Mr. Stoller sold 95,000 shares of common stock in 2021 to pay the estimated income tax obligations resulting from the vesting of the restricted stock. Mr. Stoller resigned and retired effective as of June 17, 2022. In connection with his retirement, the Board of Director’s approved the vesting of approximately 122,222 stock options which were unvested as of June 17, 2022.

(6)	Ms. Pham was hired as Chief Financial Officer on April 25, 2022 and commenced employment on June 20, 2022. Ms. Pham and the Company entered an Offer Letter pursuant to which Ms. Pham received a signing bonus of $25,000 and will earn an annual salary of $275,000 with a bonus target at 40% of the base salary (pro-rated for 2022). In addition, Ms. Pham was granted an option to acquire 350,000 shares of common stock at an exercise price of $2.41 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. The aggregate grant date fair value of Ms. Pham’s stock options was $722,750. In December 2022, Ms. Pham was granted an option to purchase 60,000 shares of common stock at an exercise price of $0.79 per share for a term of ten years which will vest over one year period at the aggregate grant date fair value of $45,000. Mr. Pham has not exercised or realized a gain on her vested stock options as of the date of the submission of this report. All other compensation is primarily the Company’s 401(k) match for the fiscal year 2022.

Messrs. Thimot, Smith, and Ms. Pham each are party to an Executive Retention Agreement to encourage the Executive to continue to devote the Executive’s full attention and dedication to the success of the Company, and to provide specification compensation and benefits to the Executive in the event of a Termination Upon Change of Control or certain other terminations pursuant to the terms of this Agreement. These agreements include payment of salary and other benefits for one year in addition to acceleration and vesting of certain stock compensation plans.

Pursuant to Mr. Szoke’s Executive Retention Agreement, he would earn additional compensation if certain performance targets were met. One of the Mr. Szoke’s performance target was met in 2021 and was paid an additional payment of approximately $206,000.

Pursuant to Mr. Stoller’s Executive Retention Agreement, he would earn additional compensation if certain performance targets were met. The performance target for Mr. Stoller was met in 2021 and was paid an additional payment of approximately $356,000. Additionally, Mr. Stoller received a discretionary bonus of $37,500 for 2021.

Other than the 401(k) retirement plan which allows employer match of 100% of up to 3% employee 401(k)payroll contribution and 50% of 4%-5% employee 401(k) payroll contribution, the Company currently has no other retirement, pension, or profit-sharing plan covering its officers and directors. The Company provides medical benefits on a cost sharing basis and has a dental plan which is fully paid by the employees cost. (See “Executive Agreements” below.)

Grant of Plan-Based Awards

During the calendar year ended December 31, 2022, the following grants were made to named executive officers:

●	The Company granted Mr. Smith stock options to acquire a total of 250,000 shares of common stock that vest over one year.

●	The Company granted Ms. Pham stock options to acquire 350,000 shares of common stock of which half vest monthly over four years and the balance is subject to certain performance vesting requirements. Ms. Pham was granted stock options to acquire an additional 60,000 shares of common stock that vest over one year.

During the calendar year ended December 31, 2021, the following grants were made to the named executive officers.

●	The Company granted Mr. Thimot and Mr. Smith stock options to acquire 1,200,000 and 600,000 shares of common stock respectively upon their employment of which half of the options vest monthly over four years and the balance vest upon the achievement of certain market capitalization thresholds or performance conditions.

●	The Company granted Mr. Kumnick stock options to acquire 583,333 shares of common stock that vest upon the achievement of certain market capitalization thresholds or performance conditions. In November 2021 Mr. Kumnick agreed to cancel 300,000 of these stock options in consideration of removing certain service conditions.

●	In May 2021, Mr. Stoller was granted 100,000 stock options which vest over three years. In connection with his retirement in June 2022, the vesting of the remaining unvested stock options of this grant were fully accelerated.

There were no other grants of plan-based awards or common stock options, to named executive officers during the years ended December 31, 2022 and 2021.

Outstanding Equity Awards to Executive Officers

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2022.

			Plan Awards
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
	Exercisable	Unexercisable	Options (#)	Price ($)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Executive Officer

Phillip Kumnick	100,000	-	-	1.65	12/10/29
Phillip Kumnick	1,111,111	-	-	2.39	5/22/25
Phillip Kumnick (1)	9,018	-	283,334	7.20	5/5/31
Phillip Kumnick	10,238	-	-	10.16	12/29/31
Phillip Kumnick	8,742	26,224	-	3.03	9/20/32
Thomas Thimot (1)	225,000	375,000	600,000	7.80	6/4/31
Cecil Smith III (1)	112,500	187,500	300,000	7.80	6/4/31
Cecil Smith III	-	150,000	-	2.83	3/18/32
Cecil Smith III	-	100,000	-	0.79	12/19/32
Thomas Szoke	333,333	-	-	13.50	9/25/25
Thomas Szoke	33,333	-	-	7.20	5/5/31
Stuart Stoller	166,667	-	-	3.00	1/31/27
Stuart Stoller	83,333	-	-	2.78	10/7/30
Stuart Stoller	100,000	-	-	7.20	5/5/31
Hang Thi Bich Pham (1)	21,875	153,125	175,000	2.41	6/20/32
Hang Thi Bich Pham	-	60,000	-	0.79	12/19/32

(1)	The performance conditions for the following stock options for Phillip Kumnick’s 283,334 shares, Thomas Thimot’s 600,000 shares, Cecil Smith’s 300,000 shares, and Hang Pham’s 175,000 shares have not been met as of December 31, 2022.

There were no outstanding unvested stock awards for the named executive officers as of December 31, 2022.

Option Exercises and Stock Vested Table

There have been no option exercises and restricted stock vesting during the year ended December 31, 2022 by any named executive officers.

Executive Employment Agreements

Mr. Thomas Thimot and Mr. Cecil Smith, became employed by the Company as Chief Executive Officer and President and Chief Technology Officer effective June 14, 2021. Mr. Thimot and the Company entered into an Offer Letter pursuant to which Mr. Thimot will earn an annual salary of $325,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. Additionally, Mr. Thimot was granted an option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. Mr. Thimot resigned upon the appointment of Mr. Daguro as Chief Executive Officer on March 23, 2023. On March 23, 2023, the Company and Thomas Thimot entered into a Confidential Separation Agreement and General Release for the purposes of separation of Mr. Thimot from the Company as Chief Executive Officer and an employee by mutual consent and settling, compromising and resolving all claims between them. Mr. Thimot’s resignation was effective March 23, 2023. In addition to the Company paying all accrued but unpaid salary and providing reimbursement for all outstanding expenses, the Company has agreed to pay Mr. Thimot $325,000 which shall be deferred until the earlier of April 1, 2025 and a change of control of the Company and is subordinated to the initial advance in the amount of $900,000 made pursuant to the Amended & Restated Facility Agreement entered into as of March 8, 2023 between the Company and Stephen Garchik, as well as to all present and future secured indebtedness of the Company under the Senior Convertible Notes issued by the Company as of March 21, 2022 and pursuant to such Facility Agreement. Mr. Thimot will also be eligible for certain health benefits. The exercise period with respect to Mr. Thimot’s stock option to acquire 262,500 shares of common stock at an exercise price of $7.20 per share was extended through March 23, 2027. All unvested grants or other equity awards lapsed and are no longer exercisable as of the separation date.

On June 14, 2021, Mr. Smith and the Company entered an into an Offer Letter pursuant to which Mr. Smith will earn an annual salary of $275,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021. In addition, Mr. Smith will receive a bonus of $50,000 after 90 days of service. Additionally. Mr. Smith was granted an option to acquire 600,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. On February 15, 2023, Mr. Smith ceased to be an employee, and the President and Chief Technology Officer of the Company.

In June 2021, Mr. Kumnick and Broenniman resigned from their positions as Chief Executive Officer and President upon Mr. Thimot and Mr. Smith joining the Company. The terms of their employment arrangement are below.

On May 22, 2020, Phillip L. Kumnick, Deputy Chairman of the Company, was appointed as Chief Executive Officer of the Company. Philip R. Broenniman, a director of the Company, was appointed as Chief Operating Officer and President of the Company. Effective May 22, 2020, Mr. Kumnick and Mr. Broenniman each entered into Offer Letters with the Company providing that each of the executives will devote their full time and attention to the business of the Company on an “at will” basis.

Pursuant to the Offer Letter entered with Mr. Kumnick, Mr. Kumnick base salary since his engagement was $125,000 per annum and was increased to $187,500 per annum as of November 1, 2020. Subject to the Company achieving a revenue target of not less than $8,000,000 in a fiscal year (the “Revenue Target”), the base salary is to be increased to $250,000 per annum and to be again further reviewed by the Compensation Committee based on prevailing market conditions. Further, upon achieving the Revenue Target or a portion thereof or in the event of a change of control or involuntary termination, Mr. Kumnick will receive a bonus of up to $64,980 (which was subsequently canceled). Mr. Kumnick is also eligible to receive the usual benefits available to the executives of the Company.

Pursuant to the Offer Letter entered with Mr. Broenniman, Mr. Broenniman base salary since his engagement was $87,500 per annum and was increased to $131,250 per annum as of November 1, 2020. Subject to the Company achieving the Revenue Targets, the base salary is to be increased to $175,000 per annum and to be again further reviewed by the Compensation Committee based on prevailing market conditions. Further, upon achieving the Revenue Target or a portion thereof or in the event of a change of control or involuntary termination, Mr. Broenniman will receive a bonus of up to $45,833 (which was subsequently canceled). Mr. Broenniman is also eligible to receive the usual benefits available to the executives of the Company.

In May 2020, Mr. Kumnick was granted options to acquire 1,111,111 shares of common stock and Mr. Broenniman was granted options to acquire 555,555 shares of common stock. 20% of the options were vested at grant and the balance vest subject to performance conditions. All performance conditions were met in 2021.

The Company entered an Executive Retention Agreement with pursuant to which Stuart Stoller agreed to serve as Chief Financial Officer in consideration of an annual salary of $225,000. The Company has agreed to provide two different bonus levels upon the achievement of certain performance, financial and other milestones. The Company also granted Mr. Stoller a stock option to acquire 166,667 shares of common stock at an exercise price of $0.10 per share for a period of ten years. Further, Company has agreed to a Restricted Stock Purchase Agreement in which Mr. Stoller purchased an additional 166,667 shares at a per share price of $0.0001, which shares of common stock vest upon meeting certain performance, financial and other milestones. The Stock Options vest with respect to (i) one third of common stock upon the anniversary of the grant date and (ii) in 24 equal installments commencing on the one year anniversary of the grant. In May 2021, Mr. Stoller was granted 100,000 stock options which vest over three years. In connection with his retirement in June 2022, the vesting of the remaining unvested stock options of all grants were approved by the Board to be fully accelerated.

Ms. Pham was hired as Chief Financial Officer on April 25, 2022 and commenced employment on June 20, 2022. Ms. Pham and the Company entered an Offer Letter pursuant to which Ms. Pham received a signing bonus of $25,000 and will earn an annual salary of $275,000 with a bonus target at 40% of the base salary (pro-rated for 2022). In addition, Ms. Pham was granted an option to acquire 350,000 shares of common stock at an exercise price of $2.41 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. The aggregate grant date fair value of Ms. Pham’s stock options was $722,750.

On March 23, 2023, the Company and Rhoniel A. Daguro, a director of the Company, entered an Offer Letter pursuant to which Mr. Daguro agreed to serve as Chief Executive Officer of the Company in consideration of an initial annual salary of $400,000. Mr. Daguro will be eligible for an annual target bonus of up to $375,000 based on performance milestones. For the period ending March 31, 2024, a bonus amount of $75,000 shall be payable upon the Company achieving increments of $1,000,000 in total contract value of all customer agreements less claw backs (“Bookings”) up to an aggregate of $5,000,000 in Bookings. For subsequent years, Mr. Daguro and the Compensation Committee of the Board will mutually agree as to the performance targets to earn for the annual bonus.

The Company provided Mr. Daguro with an initial grant of options (“Initial Grant”) to purchase 2,455,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions, at an exercise price of $0.397. Upon the Company being able to grant additional options under a stock incentive plan, it will make an additional grant of options to Mr. Daguro to acquire 1,115,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions (the “Additional Grant”). The exercise price of the options shall be equal to the closing price of the common stock on the Nasdaq Stock Market on the date of such Additional Grant. If and to the extent that the exercise price under the Additional Grant is higher than the exercise price under the Initial Grant, the Company shall determine the incremental cost of the Additional Grant by deducting the exercise price of the Initial Grant from the exercise price of the Additional Grant and multiplying the difference by 1,115,000 (the “Difference”). The Difference shall be payable by the Company to Mr. Daguro as a bonus payable upon exercise of options comprised in the Additional Grant, by way of offset against the exercise price of such options to the extent of the total exercise price of the options being exercised at that time. To the extent that the entire Difference cannot be applied to any particular exercise, the balance shall be carried forward and applied to future exercises of the Additional Grant. In lieu of agreeing to pay the bonus, the Company may in its sole discretion elect to grant Mr. Daguro an additional 350,000 shares of common stock as part of the Additional Grant (for a total of 1,465,000 shares of common stock under the Additional Grant).

The employment of Mr. Daguro is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Mr. Daguro, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreement. In the event of a termination upon a change of control or an involuntary termination, Mr. Daguro is entitled to receive an amount equal to 100% of his base salary, the actual bonus earned but unpaid for the previous year and any bonus that was earned but unpaid prior to the termination date. Further, upon termination upon a change of control or an involuntary termination, the Company will reimburse Mr. Daguro for the cost of continuation of health coverage for Mr. Daguro and his eligible dependents pursuant to COBRA until the earlier of 12 months following the termination date, the date Mr. Daguro and his dependents are eligible for health coverage from a new employer or the date Mr. Daguro and his eligible dependents are no longer eligible for COBRA.

On April 12, 2023, the Company and Thomas R. Szoke, a director of the Company, entered an Offer Letter pursuant to which Mr. Szoke agreed to serve as Chief Technology Officer of the Company in consideration of an initial annual salary of $250,000. Mr. Szoke received an initial signing bonus of $20,833 and will be eligible for an annual target bonus of up to $200,000 based on performance milestones. For the period ending March 31, 2024, a bonus amount of $40,000 shall be payable upon the Company achieving increments of $1,000,000 in total contract value of all customer agreements less claw backs (“Bookings”) up to an aggregate of $5,000,000 in Bookings. For subsequent years, Mr. Szoke and the Compensation Committee of the Board will mutually agree as to the performance targets to earn for the annual bonus.

The vesting criteria of Mr. Szoke’s Stock Options to acquire 100,000 shares of common stock previously granted to Mr. Szoke on March 14, 2023 (the “Original Grant”) were amended pursuant to an Amended and Restated Stock Non-Statutory Option Agreement providing for vesting subject to achievement of performance and service conditions. All other terms of the Original Grant were not changed. Upon the Company being able to grant additional options under a stock incentive plan, it will make an additional grant of options to Mr. Szoke to acquire 400,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions (the “Additional Grant”). The exercise price of the options shall be equal to the closing price of the common stock on the Nasdaq Stock Market on the date of such Additional Grant.

The employment of Mr. Szoke is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Mr. Szoke, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreement. In the event of a termination upon a change of control or an involuntary termination, Mr. Szoke is entitled to receive an amount equal to 100% of his base salary, the actual bonus earned but unpaid for the previous year and any bonus that was earned but unpaid prior to the termination date. Further, upon termination upon a change of control or an involuntary termination, the Company will reimburse Mr. Szoke for the cost of continuation of health coverage for Mr. Szoke and his eligible dependents pursuant to COBRA until the earlier of 12 months following the termination date, the date Mr. Szoke and his dependents are eligible for health coverage from a new employer or the date Mr. Szoke and his eligible dependents are no longer eligible for COBRA.

Certain Relationships and Related Transactions and Director Independence

The Company is listed on the Nasdaq Capital Market and therefore the Company is complying with the Nasdaq Listing standards applicable to director independence. Pursuant to Rule 4200 of The Nasdaq Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Nasdaq rules require companies to maintain a Board a majority of the members of which are independent directors. Additionally, compensation committee members must not have a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review the board has determined that there are four (4) independent directors, including all the members of the Audit, Compensation and Governance Committees.

Sale of Common Stock

On March 18 and March 21, 2022, the Company entered into Subscription Agreements (the “Subscription Agreements”) with an accredited investor and two directors and an executive officer of the Company, and, pursuant to the Subscription Agreements, those directors and officer invested a total of approximately $0.2 million to purchase shares common stock.

On August 26, 2021, the Company completed the Offering of 1,642,856 shares of its common stock at a public offering price of $7.00 per share, including 214,285 shares sold upon full exercise of the underwriter’s option to purchase additional shares, for gross proceeds of approximately $11.5 million. Two executive officers and three members of the Board of Directors participated in the offering and purchased approximately 1,314,000 shares.

Credit Facility

On March 21, 2022 the Company entered into a Credit Facility with an accredited investor Mr. Stephen Garchik, who is both a current shareholder of the Company and a Note Investor, pursuant to which the accredited investor agreed to provide a $10.0 million unsecured standby line of credit facility that will rank behind the Convertible Notes and may be drawn down in several tranches, subject to certain conditions described in the Credit Facility. Pursuant to the Credit Facility, the Company agreed to pay the Lender the Facility Commitment Fee of 100,000 shares of our common stock upon the effective date of the Facility Agreement. Upon request by Mr. Garchik and until the full amount due under the Credit Facility is repaid in full, the Company will provide for the nomination of one designee specified in writing by Garchik for appointment to our board of directors and for subsequent election to our board of directors and to recommend such nominee for election to our board of directors. On April 18, 2022, Joseph Trelin, as Garchik’s designee under the Credit Facility, was appointed as a member of the Board of Directors of the Company. By virtue of such right of nomination Mr. Garchik considers himself a “director by deputization”.

The Credit Facility was amended and restated effective March 6, 2023 pursuant to which amendment the amount of the facility was reduced to $3.6 million, an initial advance of $900,000 was made and subsequent advances under the Credit Facility are subject to various conditions including the granting of a security interest over substantially all the Company’s assets.

Convertible Notes Payable

On March 21, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with certain accredited investors, including two former directors, an affiliate of a director, an executive officer of the Company and a current director who was not a director at the time of the investment (the “Related Note Investors”), and, pursuant to the SPA, sold to the Related Note Investors Senior Secured Convertible Notes (“Convertible Notes”) with an aggregate initial principal amount of approximately $2.2 million and a conversion price of $3.70 per share. In connection with the issuance of the Convertible Notes a total of 3,883 shares of common stock were issued by way of an origination fee. The Convertible Notes will accrue interest at the rate of 9.75% per annum, which will be payable in cash or, for some or all of the first five interest payments, in shares of our common stock at the Company’s option, on the last day of each calendar quarter before the maturity date and on the maturity date. The maturity date of the Convertible Notes is March 31, 2025. During the period ended December 31, 2022, in connection with the payment of interest on the Convertible Notes, 20,761 shares were issued to the Related Note Investors (excluding the executive officer who had retired by the first interest date).

In 2021, the Company received conversion notices from Stern Trust of which Theodore Stern, (a former member of the Board of Directors until June 9, 2021) was the Trustee, converting the principal amount, repayment premium and interest in the amount of approximately $3.5 million payable under the Restated Stern Note into approximately 561,000 shares of common stock. Additionally, Theodore Stern and Herbert Selzer (also a former member of the Board of Directors until June 9, 2021) provided conversion notices for their respective 2020 Notes converting the principal, repayment premium and interest in the amount of approximately $256,000 into approximately 41,000 shares of common stock. The Stern Trust was owed approximately $0.7 million in interest under the Restated Stern Note as of December 31, 2021, which was repaid in full in December 2022.

Director & Executive Compensation

On April 25, 2022, Stuart Stoller indicated his intention to resign as Chief Financial Officer of the Company in connection with his planned retirement. The resignation and retirement were effective as of June 17, 2022 at which time Annie Pham was appointed Chief Financial Officer in his place.

On April 25, 2022, Ms. Hang Thi Bich Pham and the Company entered an Offer Letter pursuant to which Ms. Pham agreed to serve as Chief Financial Officer on June 20, 2022. Ms. Pham will receive an annual salary of $275,000. The Company agreed to provide a bonus of 40% of the base salary (pro rated for 2022) based on achievement of performance milestones, calculated and payable in accordance with the corporate milestones approved by the Board for the year 2022. For subsequent fiscal years the bonus shall be subject to performance targets to be mutually agreed with the Compensation Committee of the Board. In addition, Ms. Pham received a signing bonus in the amount of $25,000, which is fully refundable to the Company if Ms. Pham leaves her employment voluntarily or is terminated for cause prior to the first anniversary of the commencement of employment. The employment of Ms. Pham is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Ms. Pham, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on her equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements. In the event of a termination upon a change of control or an involuntary termination, Ms. Pham is entitled to receive an amount equal to 100% of her base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for up to twelve months, at the Company’s expense. Upon commencing employment, Ms. Pham was granted an option to acquire 350,000 shares of common stock with an exercise price of $2.41 and an exercise period of ten years subject to certain performance vesting requirements. In December 2022, Ms. Pham was granted an option to purchase 60,000 shares of common stock at an exercise price of $0.79 per share for a term of ten years which will vest over one year period.

On June 14, 2021, Phillip L. Kumnick resigned as Chief Executive Officer of authID, Inc., and Thomas L. Thimot was appointed Chief Executive Officer in his place. Further, Philip R. Broenniman resigned as President and Chief Operating Officer and Cecil N. Smith III (Tripp) was appointed President and Chief Technology Officer. In May 2021 the Company granted to each of Mr. Kumnick and Mr. Broenniman options (the “May 2021 Options”) to acquire a total of 1,166,667 shares of common stock at an exercise price of $7.20 per share for a term of ten years that vest upon the achievement of certain market capitalization thresholds, or performance conditions. In November 2021 Mr. Kumnick and Mr. Broenniman agreed to cancel 300,000 and 200,000, respectively, of these stock options in consideration of removing certain service conditions.

Mr. Thomas Thimot and Mr. Cecil Smith, became employed by the Company as Chief Executive Officer and President and Chief Technology Officer effective June 14, 2021. Mr. Thimot and the Company entered into an Offer Letter pursuant to which Mr. Thimot will earn an annual salary of $325,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. Additionally, Mr. Thimot was granted an option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. Mr. Thimot resigned effective upon the appointment of Mr. Daguro as Chief Executive Officer on March 23, 2023.

On June 14, 2021, Mr. Smith and the Company entered an into an Offer Letter pursuant to which Mr. Smith will earn an annual salary of $275,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021. In addition, Mr. Smith will receive a bonus of $50,000 after 90 days of service. Additionally. Mr. Smith was granted an option to acquire 600,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. On February 15, 2023, Mr. Smith ceased to be an employee, and the President and Chief Technology Officer of the Company.

In April 2022, the Company appointed Joe Trelin as an additional independent director. The Company granted Mr. Trelin options to acquire 100,897 shares of common stock or a total of $270,000 at an exercise price of $3.13 per share for a term of ten years that vest one third per year after each Annual Meeting.

In September 2022 the Company granted additional options to acquire 34,996 shares of common stock each at an exercise price of $3.03 per share, to six of the non-employee Directors, by way of annual compensation under the Company’s compensation policy for non-employee directors, which vest monthly over a one-year-period.

In March 2023 Mr. Broenniman, Mr. Gorriz, Mr. Kumnick. Ms. Patel and Mr. Thimot resigned as directors of the Company. Upon their resignation 50,615 of Mr. Broenniman’s options and 154,222 of Mr. Kumnick’s options previously awarded to them for service as non-management directors were cancelled by agreement, or lapsed in accordance with their terms. 41,230 and 39,846 options respectively previously granted to Mr. Gorriz and Ms. Patel lapsed on their resignations, in accordance with their terms. Mr. Daguro, Mr. Jisser, Mr. Szoke and Mr. Thompson were appointed as additional directors and the size of the Board was reduced to seven. The Company granted to each of Mr. Jisser, Mr. Szoke and Mr. Thompson options to acquire 100,000 shares of common stock at an exercise price of $0.33 per share for a term of ten years that vest one third per year after each Annual Meeting.

On March 23, 2023, the Company and Rhoniel A. Daguro, a director of the Company, entered an Offer Letter pursuant to which Mr. Daguro agreed to serve as Chief Executive Officer of the Company in consideration of an initial annual salary of $400,000. Mr. Daguro will be eligible for an annual target bonus of up to $375,000 based on performance milestones. The Company provided Mr. Daguro with an initial grant of options to purchase 2,455,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions at an exercise price is $0.397. Upon the Company being able to grant additional options under a stock incentive plan, it will make an additional grant of options to Mr. Daguro to acquire 1,115,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions. The employment of Mr. Daguro is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Mr. Daguro, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreement.

On April 12, 2023, the Company and Thomas R. Szoke, a director of the Company, entered an Offer Letter pursuant to which Mr. Szoke agreed to serve as Chief Technology Officer of the Company in consideration of an initial annual salary of $250,000. Mr. Szoke received an initial signing bonus of $20,833 and will be eligible for an annual target bonus of up to $200,000 based on performance milestones. The vesting criteria of Mr. Szoke’s Stock Options to acquire 100,000 shares of common stock previously granted to Mr. Szoke on March 14, 2023 (the “Original Grant”) were amended pursuant to an Amended and Restated Stock Non-Statutory Option Agreement providing for vesting subject to achievement of performance and service conditions. All other terms of the Original Grant were not changed. Upon the Company being able to grant additional options under a stock incentive plan, it will make an additional grant of options to Mr. Szoke to acquire 400,000 shares of common stock for a period of ten years vesting subject to achievement of performance and service conditions. The employment of Mr. Szoke is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Mr. Szoke, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreement.

On June 9, 2021 Theodore Stern, Herbert Selzer and Thomas Szoke resigned as directors of the Company. The size of the Board of directors was increased to seven and Dr. Michael A. Gorriz, Michael L. Koehneman, Sanjay Puri, Mr. Thimot and Jacqueline L. White were appointed as additional directors of the Company.

The Company granted each of the four new Directors appointed June 2021 stock options to acquire 62,500 shares of common stock or a total of 250,000 at an exercise price of $7.80 per share for a term of ten years that vest one third per year after each Annual Meeting. The Company granted the previously serving non-employee Directors stock options to acquire 93,470 common shares that are vested as the services were previously rendered. The stock options were granted in lieu of other forms of Board of Director Compensation. The Company also granted Mr. Selzer and Mr. Stern 22,388 stock options to acquire common shares for service in 2021 prior to their resignation as Directors. Upon their resignation as directors in June 2021, 13,992 stock options were vested and the balance was cancelled.

Additionally, the Company appointed Neepa Patel as another independent Director in November 2021 and granted stock options to acquire 29,173 shares of common stock that vest one third a year after each Annual Meeting beginning in 2022. Sanjay Puri, one of the directors appointed in June did not stand for reelection to the Board of Directors in December 2021 and forfeited 41,667 stock options. In 2021, the Company and Progress Partners Inc. (“Progress”) modified their Business Advisory Agreement dated May 6, 2020 (“Progress Agreement”). The amended Progress Agreement provides for Progress to undertake continuing business development activities for the Company, for which the Company paid Progress $350,000. Additionally, the Company paid Progress, another $115,000 for additional consulting services. Mr. Puri, a former Director of the Company from June 9, to December 29, 2021 is an employee and Managing Director of Progress but is not a principal shareholder nor an executive officer of Progress.

In December 2021, the Company granted additional options to acquire 10,238 shares of common stock each to five of the non-employee Directors, by way of annual compensation under the Company’s compensation policy for non-employee directors, which vest monthly over a one-year-period.

In 2021, the Company and Progress Partners Inc. (“Progress”) modified their Business Advisory Agreement dated May 6, 2020 (“Progress Agreement”). The amended Progress Agreement provides for Progress to undertake continuing business development activities for the Company, for which the Company paid Progress $350,000. Additionally, the Company paid Progress, another $115,000 for additional consulting services. Mr. Puri, a former Director of the Company from June 9, to December 29, 2021 is an employee and Managing Director of Progress but is not a principal shareholder nor an executive officer of Progress.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF SEVEN DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Rhoniel A. Daguro	48	Director and Chief Executive Officer
Joseph Trelin (1)(3)	62	Chairman of the Board of Directors
Ken Jisser	46	Director
Michael L. Koehneman* (1)(2)	62	Director
Thomas R. Szoke	58	Director
Michael C. Thompson(2)(3)	62	Director
Jacqueline L. White* (1)(3)	59	Director

*	denotes Committee Chair

(1)	Audit Committee

(2)	Governance Committee

(3)	Compensation Committee

Rhoniel A. Daguro

Mr. Daguro joined our company as a director on March 9 2023 and was appointed CEO on March 23, 2023. He has over 20 years of sales, marketing, technology, and venture capital experience. He has built multiple profitable software and professional services firms. Most recently, from 2018 to 2022, he served as the Chief Revenue Officer of Socure Inc. Prior to that, Mr. Daguro held various executive sales positions with Persistent Systems, Hortonworks, and Oracle.

Mr. Daguro has over 20 years of management and sales experience in the technology industry, with particular experience in identity verification and authentication. This experience provides our Board of Directors with a valuable perspective regarding the industry in which the Company operates, management, sales and strategy.

Joseph Trelin

Mr. Trelin joined our company on April 18, 2022. Mr. Trelin is a senior, creative business and product leader, technologist and entrepreneur. Since June 2021, Mr. Trelin has served in a consultant capacity advising start-ups to mid-size companies on operations, product strategy and growth. From January 2016 to July 2019, Mr. Trelin served as the Chief Platform Officer of Clear Secure Inc. Mr. Trelin served as the VP Product, Digital Products at NBCUniversal, Inc. from January 2015 through January 2016 and in various roles including as Product Management & Technology Business Leader and General Manager for Amazon.com, Inc. from January 2009 to January 2015. Mr. Trelin also previously served as the Vice President, Product Development and IT for Standard and Poor’s. Mr. Trelin received a Masters Equivalent in Computer Science from Hofstra University and a BA in Sociology from the State University of New York Albany.

Mr. Trelin brings over 20 years of experience as a business leader in technology companies focused on product development, with particular experience in identity verification and authentication. This industry knowledge and experience, provides our Board of Directors with a valuable perspective regarding the identity verification industry, corporate management, technology operations, strategy and product development.

Ken Jisser

Mr. Jisser joined authID on March 9, 2023. He is the Founder & CEO of The Pipeline Group, Inc., a technology-enabled services company that aims to deliver business results for companies looking to build predictable and profitable pipeline. Mr. Jisser founded the company in his garage in 2017, and it reached #415 among the fastest growing private companies in America, according to Inc. Magazine rankings published in 2021. Prior to that, Mr. Jisser served as GTM Advisor at Druva Inc., where he rebuilt the global inside sales team.

Mr. Jisser has over 20 years of management, entrepreneurial and sales experience in the technology industry. This experience provides our Board of Directors with a valuable perspective regarding management, operations, sales and strategy.

Michael L. Koehneman

Mr. Koehneman joined our company as a Director on June 9, 2021. Mr. Koehneman previously held various positions at Pricewaterhouse Coopers, a global accounting firm, through 2020, including the Global Advisory Chief Operating Officer and Human Capital Leader from 2016 through 2019, the U.S. Advisory Operations Leader from 2005 through 2016 responsible for the oversight of Advisory services for PwC, including business unit performance, finance, investments, human resources, acquisitions, and administration, and the Lead Engagement Partner for Financial Statement Audits and Internal Control and Security Reviews from 1993 through 2004 for several public and private company audits. Since 2020 he has also served as a director and member of the Audit Committee of Aspen Group, Inc.

Mr. Koehneman brings over 30 years’ experience working as a CPA and consultant to public and private companies. This accounting and financial expertise provides our Board of Directors with valuable insight regarding audit and financial matters, as well as corporate governance and management.

Thomas R. Szoke

Mr. Thomas Szoke is a co-founder of AuthID and has over 35 years of executive management, solutions engineering, and operations management experience in Government Security, Identity Access Management and SaaS solutions industries. He rejoined the Company as a Director on March 9, 2023 and as Chief Technology Officer on April 12, 2023. Mr. Szoke previously served as a Director and the Company’s Chief Solutions Architect and has held several other executive positions since its inception, from 2013 through 2021. He has also expanded the Company’s market presence and product portfolio through technological innovation and global strategic partnerships. Mr. Szoke has been issued several US and international patents focused on identity solutions and has pioneered the concept and development of different product lines for the Company including its Multi-Factor Out-of-Band Identity and Transaction Authentication Platform. Since 2021, he has been an independent consultant for the Company and others.

Mr. Szoke’s business management experience, his engineering knowledge, his knowledge of the Company and the identity verification and authentication industry, and his experience in developing strategy and strategic alliances provides our Board of Directors with valuable insight and experience.

Michael C. Thompson

Mr. Thompson joined the Company as a Director on March 9, 2023. He has over 38 years of domestic and international experience in publicly traded and private equity backed consumer and commercial businesses. Since 2022, Mr. Thompson has been a partner at Hemingway Capital, an operationally focused private equity firm. Previously, he served as Chief Executive Officer for companies in the bedding (Corsicana Mattress from 2018 to 2022), polyurethane foam and pet products industries and was an operating executive for two leading middle-market private equity firms. Mr. Thompson has also held executive positions with Rubbermaid Commercial Products, Merillat Industries, a division of Masco Corporation, and Black+Decker, and began his career with Sunbeam Appliance Company.

Mr. Thompson brings over 30 years’ experience serving as an executive officer in the products industry in addition to experience in the private equity industry. This experience, provides our Board of Directors with important insight regarding the capital markets and the Company’s fund raising needs, as well as operational matters.

Jacqueline L. White

Ms. White joined our company as a Director on June 9, 2021. Ms. White has been a leader in enterprise technology software and IT consulting for the past 25 years. Ms. White has held global positions at SAP, Oracle, and Accenture, always leading diverse, high performing organizations around the world. After leading the Banking & Capital Markets line of business of DXC Technology Co. (NYSE: DXC) as Senior Vice President and Practice Lead from September 2019 to January 2021, Ms. White joined in January 2021 the Executive Management Team of Temenos AG (Six: TEMN), a company specializing in enterprise software for banks and financial services, as the President of the Americas Region. From January 2018 through September 2019, Ms. White served as the Chief Revenue Officer of Saltstack, a VM Ware Company, and from January 2015 through January 2018 as Global Senior Vice President Global FSI Consulting for SAP (NYSE: SAP). Prior to joining SAP, Ms. White held various positions with Accenture Services Pvt. Ltd., Oracle, BearingPoint and Novell. Ms. White was named by Utah Business Magazine as “Top Executives to Watch” in July 2020. Ms. White received a BA in Comparative Literature from Brigham Young University and a Leadership Certificate from Boston University.

Ms. White brings over 20 years of experience as a business leader in technology companies and international businesses. This experience, provides our Board of Directors with a valuable perspective regarding corporate management, technology operations and strategy.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company’s common stock present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The aggregate fees incurred for each of the last two years for professional services rendered by Cherry Bekaert LLP, the independent registered public accounting firm (PCAOB ID 00677) and the audit of the Company’s annual financial statements included in the Company’s Form 10-K and review of financial statements for its quarterly reports (Form 10-Q) are reported below.

The total fees billed by Cherry Bekaert, LLP in 2022 aggregated $250,500 which includes fees for the audit of financial statements and review of the quarterly financial statements for 2022. Additionally, the Company paid Cherry Bekaert, LLP $2,500 for services associated with the filing of the Company’s S-3.

The total fees billed by Cherry Bekaert, LLP in 2021 aggregated $248,900 which includes fees for the audit of financial statements and review of the quarterly financial statements for 2021. Additionally, the Company paid Cherry Bekaert, LLP $41,400 for services associated with the filing of the Company’s S-1, S-3 and S-8. Furthermore, the Company paid Cherry Bekaert, LLP $10,000 for assistance with the filing for certain tax credits.

The Audit Committee by its Charter pre-approves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee approved the services rendered for the audit of the financial statements for the year ended December 31, 2022 and December 31, 2021 in addition to the services rendered for the filing of the quarterly financial statements on Form 10-Q in 2022 and 2021. Additionally, the Audit Committee approved the fee for Cherry Bekaert, LLP’s assistance with filing for certain tax credits in 2021.

	Audit	Taxes	Filings	Accounting	$’s in 000’s Total
2022	$248.0	$-	$2.5	$-	$250.5
2021	$197.5	$10.0	$41.4	$-	$248.9

The current policy of the directors, acting via the Audit Committee, is to approve the appointment of the principal auditing firm and any permissible audit-related services. The audit and audit related fees include fees for the annual audit of the financial statements and review of financial statements included in 10K and Q filings.

Required Vote

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and cast for this specific item.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2022.

PROPOSAL NO. 3

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On May 4, 2023, our board of directors unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not less than 1-for-2 and not more than 1-for-50 at any time prior to June 30, 2024, with the exact ratio to be set within this range by our board of directors at its sole discretion. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares. The form of the proposed amendment to our Charter to effect the reverse stock split is attached as Exhibit A to this proxy statement.

If this Proposal 3 is approved by our stockholders as proposed, our board of directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to June 30, 2024, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-2 and not more than 1-for-50. We believe that enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders, would become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after June 30, 2024. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

Background and Reasons for the Reverse Stock Split

On January 25, 2023, the Company received notice from The Nasdaq Stock Market (“Nasdaq”) that the closing bid price for the Company’s common stock had been below $1.00 per share for the previous 30 consecutive business days, and that the Company is therefore not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Nasdaq’s notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

The notice indicates that the Company will have 180 calendar days, until July 24, 2023, to regain compliance with this requirement. The Company can regain compliance with the $1.00 minimum bid listing requirement if the closing bid price of its common stock is at least $1.00 per share for a minimum of ten (10) consecutive business days during the 180-day compliance period. If the Company does not regain compliance during the initial compliance period, it may be eligible for additional time of 180 calendar days to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of our publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. If the Company is not eligible or it appears to Nasdaq that the Company will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

The Company intends to actively monitor the minimum bid price of its common stock and may, as appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq listing criteria.

The Board believes that the Reverse Stock Split may be necessary to assure compliance with the Minimum Bid Price Requirement. The Board considers it important for the Company to maintain its Nasdaq listing. Delisting could adversely affect the trading market for the Company’s common stock. Further, delisting would adversely affect the Company’s ability to access the capital markets or pursue acquisitions.

The Company intends to monitor the closing bid price of its common stock. If, based on the bid price of the Company’s common stock closing at or above $1.00 per share for a minimum of 10 consecutive trading days, the Company achieves compliance with the Minimum Bid Price Requirement prior to effecting the Reverse Stock Split, the Company will then evaluate whether it needs to effect the Reverse Stock Split.

On April 4, 2023, the Company received an additional notice letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”) as the Company’s stockholders’ equity of $283,536, as reported on the Company’s Annual Report on Form 10-K for the period ended December 31, 2022, was below $2.5 million, which is the minimum stockholders’ equity required for compliance with Rule 5550(b)(1). Further, as of April 3, 2023, the Company did not meet the alternative compliance standards relating to the market value of listed securities, or net income from continuing operations. The notice does not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market. The Company is currently evaluating options to regain compliance and intends to timely submit a plan to regain compliance with Nasdaq’s minimum stockholders’ equity requirement.

Even if the Company is able to regain compliance with the Minimum Bid Price Requirement, there can be no assurance that the Company will be able to regain compliance with Nasdaq’s minimum stockholders’ equity requirement or maintain compliance with the other listing requirements. Nasdaq has provided the Company with 45-calendar days, or until May 19, 2023, to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the notice, or until October 1, 2023, for the Company to demonstrate compliance with Rule 5550(b)(1). If Nasdaq does not accept the Company’s plan, or if Nasdaq does not grant an extension until, and the Company does not regain compliance by, October 1, 2023, Nasdaq could provide notice that the Company’s securities will become subject to delisting. In such event, Nasdaq rules permit the Company to request a hearing before an independent Hearings Panel, which has the authority to grant the Company an additional extension of time of up to 180 calendar days to regain compliance.

Other Potential Benefits of Reverse Stock Split

In addition to helping regain compliance with the Minimum Bid Price Requirement, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the reverse stock split, our board of directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and determining the ratio of the reverse stock split, if any, our board of directors will consider a number of factors, including the Minimum Bid Requirement, market conditions, existing and expected trading prices of our common stock and the extent to which the reverse stock split may encourage greater interest in our common stock, enhance the acceptability and marketability of our common stock to the financial community and investing public and promote greater liquidity for our stockholders.

Effect of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. The reverse stock split will not change the terms of our common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants, as well as the conversion price and shares issuable upon conversion of convertible promissory notes and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

Assuming reverse stock split ratios of 1-for-2, 1-for-25 and 1-for-50, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding warrants, options and convertible notes (excluding interest), and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of May 5, 2023.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-2	Reverse Stock Split Ratio of 1-for-25	Reverse Stock Split Ratio of 1-for-50
Number of Shares of Common Stock Issued and Outstanding	25,864,437	12,932,219	1,034,577	517,289
Number of Shares of Common Stock Reserved for Issuance	15,591,995	7,795,998	623,680	311,480
Weighted Average Exercise Price of Options and Warrants and Conversion Price of Convertible Notes	$3.80	7.60	95.00	190.00

If this Reverse Split Proposal (Proposal 3) is approved and our board of directors elects to effect the reverse stock split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. Accordingly, if a reverse stock split is effected, the number of authorized shares of common stock will be proportionally increased. As present, our board of directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock created resulting from the reverse stock split. However, we desire to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees.

Additionally, if this Reverse Split Proposal (Proposal 3) is approved and our board of directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our board of directors. If the board of directors does not implement the reverse stock split by June 30, 2024, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances, including our previous reverse stock split, is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

The issuance of authorized but unissued stock resulting from the reverse stock split could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our board of directors still believes that a reverse stock split is in the best interests of us and our stockholders, our board of directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock. Most of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse split common stock to any stockholder of record who would have been entitled to receive a fractional share as a result of the process.

Adjustment of Number of Shares and Exercise Price or Conversion Price under Warrants, Options and Convertible Notes

Upon the implementation of the reverse stock split we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants, as well as the conversion price and shares issuable upon conversion of convertible promissory notes and other rights to acquire our common stock. The Company will send a Notice of Adjustment to each holder of any options, warrants or convertible notes indicating the adjustment in the number of shares and the applicable price, as a result of the reverse stock split.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certificate of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Consequences

The reverse stock split will not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a Reverse Split, including the application and effect of federal, state, local and/or foreign income tax and other laws. Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-Reverse Split shares of the common stock resulting from implementation of the Reverse Split will include the stockholder’s respective holding periods for the pre-Reverse Split shares.

Required Vote

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions will have the same practical effect as a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL NO. 4

APPROVAL OF THE AUTHORIZATION OF AN ADDITIONAL 2,900,000 SHARES OF

COMMON STOCK FOR ISSUANCE UNDER THE AUTHID INC. 2021 EQUITY INCENTIVE PLAN

At the Annual Meeting, the Company’s stockholders are being asked to approve an increase in the number of shares of common stock authorized for issuance under the 2021 Equity Incentive Plan (the “2021 Incentive Plan”) to authorize an additional 2,900,000 shares of common stock for issuance thereunder. The following is a summary of principal features of the 2021 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2021 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company’s Secretary at the Company’s principal offices.

General

The 2021 Incentive Plan was adopted by the Board of Directors and approved by the stockholders. The Board of Directors had originally reserved 1,250,000 shares of common stock for issuance under the 2021 Incentive Plan, as well as the approximately 595,000 remaining shares which were allocated to the 2017 Incentive Stock Plan, which were not subject to any Awards. In addition, any shares subject to Awards granted under the 2021 Incentive Plan or other compensation plans which are cancelled, forfeited or lapse, shall become available for issuance under the 2021 Incentive Plan. Under the 2021 Incentive Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder. Other types of equity awards may also be granted under the Plan including but not limited to restricted stock, restricted stock units, and stock appreciation rights, which together with the ISO’s and Non-ISO’s are hereinafter collectively referred to as “Awards”.

The 2021 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Purpose

The primary purpose of the 2021 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company’s business and to facilitate the ownership of the Company’s stock by employees. Since the launch of the 2021 Incentive Plan the Company has issued Non-ISO’s under the 2021 Plan and following recent terminations and hires there are approximately 3,969,000 shares outstanding under Awards granted under the 2021 Incentive Plan. Following the Company’s management reorganization in the first quarter of 2023 and the anticipated increase in business that the Company is seeking, the Company will need to hire additional personnel in order to support that business. Accordingly, on May 4, 2023 the Board, acting through its Compensation Committee resolved, subject to ratification by the stockholders, (1) to increase the number of Common Shares reserved for issuance under the 2021 Incentive Plan by 2,900,000 shares. If the increase is adopted there will be a total of 6,481,000 shares reserved for issuance under the 2021 Incentive Plan.

In the event that the proposed increase in the shares authorized for issuance under 2021 Incentive Plan is not approved by the Company, the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants. As present, our board of directors has no immediate plans, arrangements or understandings to issue awards under the 2021 Incentive Plan, except for the options to be granted under the compensation plans for the Chief Executive Officer and the Chief Technology Officer, referenced above. The Board is not proposing any other amendment to the 2021 Incentive Plan at this time and the remaining provisions of the 2021 Incentive Plan shall remain in full force and effect, as previously adopted.

Administration

The 2021 Incentive Plan is administered by the Board or by a committee of the Board that may be designated by the Board to administer the Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All questions of interpretation of the 2021 Incentive Plan are determined by the Board or such Committee, and its decisions are final and binding upon all participants.

Eligibility

Under the 2021 Incentive Plan, equity grants may be granted to employees, officers, directors or consultants of the Company, as provided in the 2021 Incentive Plan. As of April 30 2023, approximately 16 employees (including three executive officers), four non-employee board members and 7 consultants are eligible to participate in the 2021 Incentive Plan.

Terms of Awards

The terms of Awards granted under the Plan shall be contained in an agreement between the participant and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan. The terms of Awards may or not require a performance condition in order to vest the equity comprised in the relevant Award. The terms of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2021 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 100% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Committee, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Committee at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the “Grant Date”). Each Option shall be subject to earlier termination as expressly provided in the 2021 Incentive Plan or as determined by the Committee, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2021 Incentive Plan, or by resolution of the Directors, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2021 Incentive Plan (but not Awards previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Award shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The common stock acquired under the 2021 Incentive Plan may be reoffered or resold only pursuant to an effective registration statement, which the Company intends to amend assuming this proposal is approved by the shareholders, or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Required Vote

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and cast on this proposal is required for the approval of the 2021 Incentive Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AUTHORIZATION OF AN ADDITIONAL 2,900,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE AUTHID INC. 2021 EQUITY INCENTIVE PLAN.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of authID’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained without charge by writing to the Chief Financial Officer, authID Inc., 1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559. authID’s Annual Report on Form 10-K can also be found on authID’s website: investors.authid.ai.

Stockholders Proposals for the 2024 Annual Meeting.

Stockholder proposals intended to be presented at the Company’s 2024 Annual Meeting must be received by the Company no later than *, 2024 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the prior year’s mailing date) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. We will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Proposals should be addressed to authID Inc., Attn. Corporate Secretary, 1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2024 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before *, 2024 (pursuant to Rule 14a-4 of the Exchange Act, 45 days before the anniversary of the prior year’s mailing date) and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. We will disclose the new deadline by which stockholders’ proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. If we first receive notice of the matter after *, 2024, and the matter nonetheless is permitted to be presented at the 2024 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. Accordingly, with respect to the Company’s 2023 annual meeting of stockholders, notice must be provided to authID Inc., Attn. Corporate Secretary, 1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559 no later than *, 2024. If a stockholder fails to provide timely notice of a proposal to be presented at the 2024 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Joseph Trelin
Joseph Trelin
Chair of the Board of Directors

Exhibit A – Form of Certificate of Amendment to the Articles of Incorporation, as amended

Exhibit B – Form of Proxy Card

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

authID Inc.

a Delaware corporation

authID INC., a Delaware corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The name of the corporation is Ipsidy Inc. (the “Corporation”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”).

THIRD: Upon the effectiveness of this Certificate of Amendment pursuant to the DGCL, Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article IV:

“(4) Reverse Stock Split. Effective immediately upon the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [__________] ([__________]) shares of Common Stock then issued and outstanding, or held in the treasury of this corporation, immediately prior to the Effective Time, shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by this corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”

FOURTH: This Certificate of Amendment has been duly approved by the Board of Directors in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment has been duly approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned, and the undersigned has executed this Certificate of Amendment and affirms the foregoing as true under penalty of perjury this [    ] day of [    ], 2023.

By:
Name:
Title:

A-1